Exhibit 10.1

December 15, 2016

Mercantile Bank Corporation

Mercantile Bank of Michigan

310 Leonard St. NW

Grand Rapids, Michigan 49504

Re: Second Amendment to Employment Agreement dated November 13, 2014

Ladies and Gentlemen:

This letter confirms our agreement reached today regarding the Employment Agreement dated as of November 13, 2014, as amended by a First Amendment to Employment Agreement dated May 28, 2015, by and among you and me (the "Employment Agreement"). We have agreed that, effective January 1, 2017, all references in the Employment Agreement to my title as President, Chief Executive Officer and Secretary of Mercantile Bank of Michigan (the "Bank"), are amended to refer to Chief Executive Officer of the Bank, and all references in the Employment Agreement to my title as Executive Vice President, Chief Operating Officer and Secretary of Mercantile Bank Corporation (the "Company") are amended to refer to President and Chief Executive Officer of the Company.

We have further agreed that, effective as of January 1, 2017, my annual salary will be $435,000 for calendar year 2017.

Except as specifically amended by this letter, all of the terms of the Employment Agreement remain in full force and effect. This letter may be executed in counterparts, and is governed by Michigan law.

/s/ Robert B. Kaminski, Jr.
Robert B. Kaminski, Jr.

MERCANTILE BANK CORPORATION

By: /s/ Michael H. Price

     Its: Chairman

MERCANTILE BANK OF MICHIGAN

By: /s/ Michael H. Price

     Its: Chairman